UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On November 28, 2007, we announced financial results for our third quarter ended October 31, 2007. Net service revenues for the quarter were $52.9 million an 8% increase compared to $49.0 million in the third quarter of fiscal year 2007. Net technology revenues were $5.3 million, which included recognition of Comcast development revenue of $2.9 million. This was an increase of 51%, compared with $3.5 million in the third quarter of fiscal year 2007. The net loss for the quarter was ($8.2) million or ($0.08) per basic and diluted share, compared to a net loss of ($11.1) million or ($0.12) per share, for the three months ended October 31, 2006.

As of October 31, 2007 our total subscriptions were approximately 4.1 million. TiVo-Owned subscription gross additions were 69,000 for the quarter, compared to 101,000 in the third quarter of last fiscal year. TiVo-Owned net subscription increased by 4,000 compared to an increase of 53,000 in the third quarter of last fiscal year. Our monthly churn rate increased to 1.3% for the quarter ended October 31, 2007 as compared to 1.0% in the year ago period. The installed base of MSO/Broadcasters’ TiVo subscriptions has declined to approximately 2.4 million.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Revenues
Service revenues	$52,940	$49,000	$160,471	$145,381
Technology revenues	5,339	3,527	12,355	14,992
Hardware revenues	17,240	13,476	25,732	21,698

Net revenues	75,519	66,003	198,558	182,071
Cost of revenues
Cost of service revenues (1)	10,738	10,820	30,957	30,883
Cost of technology revenues (1)	4,912	3,006	12,115	13,373
Cost of hardware revenues	29,114	31,925	68,033	68,678

Total cost of revenues	44,764	45,751	111,105	112,934

Gross margin	30,755	20,252	87,453	69,137

Research and development (1)	14,049	12,221	43,364	37,973
Sales and marketing (1)	5,967	5,450	16,651	15,736
Sales and marketing, subscription acquisition costs	9,050	5,016	23,855	10,852
General and administrative (1)	11,106	9,811	32,720	35,961

Total operating expenses	40,172	32,498	116,590	100,522

Loss from operations	(9,417)	(12,246)	(29,137)	(31,385)
Interest income	1,218	1,291	3,965	3,341
Interest expense and other	(45)	(133)	81	(165)

Loss before income taxes	(8,244)	(11,088)	(25,091)	(28,209)
Provision for income taxes	—	(4)	(8)	(35)

Net loss	$(8,244)	$(11,092)	$(25,099)	$(28,244)

Net loss per common share - basic and diluted	$(0.08)	$(0.12)	$(0.26)	$(0.32)

Weighted average common shares used to calculate basic and diluted net loss per share	97,611,001	91,930,061	97,174,771	87,680,571

(1) Includes stock-based compensation expense as follows :
Cost of service revenues	$178	$129	$513	$353
Cost of technology revenues	726	236	1,693	682
Research and development	1,797	1,608	5,392	4,177
Sales and marketing	660	474	1,468	1,264
General and administrative	3,899	1,636	8,076	4,257

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	October 31, 2007	January 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$42,296	$89,079
Short-term investments	40,162	39,686
Accounts receivable, net of allowance for doubtful accounts of $1,132 and $271	25,880	20,641
Inventories	22,466	29,980
Prepaid expenses and other, current	3,738	3,071

Total current assets	134,542	182,457
LONG-TERM ASSETS
Property and equipment, net	12,372	11,706
Purchased technology, capitalized software, and intangible assets, net	14,333	16,769
Prepaid expenses and other, long-term	1,901	1,018

Total long-term assets	28,606	29,493

Total assets	$163,148	$211,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$25,350	$37,127
Accrued liabilities	25,862	36,542
Deferred revenue, current	58,992	64,872

Total current liabilities	110,204	138,541
LONG-TERM LIABILITIES
Deferred revenue, long-term	38,286	54,851
Deferred rent and other	888	1,562

Total long-term liabilities	39,174	56,413

Total liabilities	149,378	194,954
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 150,000,000;
Issued shares are 99,028,387 and 97,311,986, respectively and outstanding shares are 98,900,908 and 97,231,483, respectively	99	97
Additional paid-in capital	781,461	759,314
Accumulated deficit	(766,944)	(741,845)
Less: Treasury stock, at cost - 127,479 and 80,503 shares, respectively	(846)	(570)

Total stockholders’ equity	13,770	16,996

Total liabilities and stockholders’ equity	$163,148	$211,950

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended October 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,099)	$(28,244)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	7,651	5,815
Stock-based compensation expense	17,142	10,733
Inventory write-down	8,961	—
Loss on inventory barter transaction and utilization of trade credits	1,124	—
Changes in assets and liabilities:
Accounts receivable, net	(5,239)	(7,189)
Inventories	(4,221)	(23,168)
Prepaid expenses and other	100	4,167
Accounts payable	(11,143)	3,853
Accrued liabilities	(10,680)	(4,652)
Deferred revenue	(22,445)	(17,331)
Deferred rent and other long-term liabilities	(674)	804

Net cash used in operating activities	$(44,523)	$(55,212)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(26,976)	(13,502)
Sales of short-term investments	26,500	4,350
Acquisition of property and equipment	(6,140)	(6,115)
Acquisition of capitalized software and intangibles	(375)	(13,125)

Net cash used in investing activities	$(6,991)	$(28,392)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	—	64,516
Proceeds from issuance of common stock related to exercise of warrants	—	3,330
Proceeds from issuance of common stock related to exercise of common stock options	3,181	8,638
Proceeds from issuance of common stock related to employee stock purchase plan	1,826	1,290
Treasury Stock - repurchase of stock for tax withholding	(276)	(570)

Net cash provided by financing activities	$4,731	$77,204

NET DECREASE IN CASH AND CASH EQUIVALENTS	$(46,783)	$(6,400)

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	89,079	85,298

Balance at end of period	$42,296	$78,898

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended October 31,
(Subscriptions in thousands)	2007	2006
TiVo-Owned Subscription Gross Additions	69	101
Subscription Net Additions/(Losses):
TiVo-Owned	4	53
MSOs/Broadcasters	(134)	(37)

Total Subscription Net Additions	(130)	16
Cumulative Subscriptions:
TiVo-Owned	1,712	1,625
MSOs/Broadcasters	2,355	2,809

Total Cumulative Subscriptions	4,067	4,434
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	60%	55%

Included in the 4,067,000 subscriptions are approximately 190,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended October 31,
TiVo-Owned Churn Rate	2007	2006
	(In thousands)
Average TiVo-Owned subscriptions	1,708	1,596
TiVo-Owned subscription cancellations	(65)	(48)

TiVo-Owned Churn Rate per month	-1.3%	-1.0%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities for our low cost product offerings, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended October 31,		Twelve Months Ended October 31,
Subscription Acquisition Costs	2007	2006	2007	2006
	(In thousands, except SAC)		(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$9,050	$5,016	$33,770	$16,803
Hardware revenues	$(17,240)	$(13,476)	$(45,622)	$(35,833)
Cost of hardware revenues	$29,114	$31,925	$111,567	$107,489

Total Acquisition Costs	20,924	23,465	99,715	88,459

TiVo-Owned Subscription Gross Additions	69	101	330	487
Subscription Acquisition Costs (SAC)	$303	$232	$302	$182

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. In the first fiscal quarter of 2008, we revised our definition of total acquisition costs. We now define total acquisition costs as sales and marketing, subscription acquisition costs less net hardware revenues (defined as gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we incur limited or no acquisition costs for these new subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended October 31,
TiVo-Owned Average Revenue per Subscription	2007	2006
	(In thousands, except ARPU)
Total Service revenues	$52,940	$49,000
Less: MSOs/Broadcasters-related service revenues	(6,599)	(7,573)

TiVo-Owned-related service revenues	46,341	41,427
Average TiVo-Owned revenues per month	15,447	13,809
Average TiVo-Owned per month subscriptions	1,708	1,596

TiVo-Owned ARPU per month	$9.04	$8.65

	Three Months Ended October 31,
MSOs/Broadcasters Average Revenue per Subscription	2007	2006
	(In thousands, except ARPU)
Total Service revenues	$52,940	$49,000
Less: TiVo-Owned-related service revenues	(46,341)	(41,427)

MSOs/Broadcasters-related service revenues	6,599	7,573
Average MSOs/Broadcasters revenues per month	2,200	2,524
Average MSOs/Broadcasters per month subscriptions	2,422	2,837

MSOs/Broadcasters ARPU per month	$0.91	$0.89

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period. The above table shows this calculation.

Beginning in February 2006, pursuant to the most recent amendment of our agreement with DIRECTV, TiVo defers a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Additionally, beginning in February 2007, DIRECTV began paying us a monthly fee for all DIRECTV households with DIRECTV receivers with TiVo service similar to the lower amount paid by DIRECTV for households with DIRECTV receivers with TiVo service deployed since March 15, 2002, subject to a monthly minimum payment by DIRECTV.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, future churn, subscription acquisition costs, subscription growth, MSOs/Broadcasters’ ARPU and TiVo-Owned ARPU as well as other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, the outcome of legal proceedings and claims, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and all subsequent filings. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: November 28, 2007	By:	/s/ Cal Hoagland
Cal Hoagland
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)